June 28, 2016

Reference: 190456/1

Helius Medical Technologies, Inc.

RE:	Public Offering of units (“Units”)

Dear Sirs/Mesdames:

We have acted as special counsel to Helius Medical Technologies, Inc. (the “Company”). This opinion is provided in connection with the Company’s Registration Statement on Form S-1, Registration No. 333-211129, initially filed with the U.S. Securities and Exchange Commission on May 4, 2016 (the “Registration Statement”), and as subsequently amended. The Registration Statement relates to the sale of 11,953,115 shares of the Company’s Class A common stock, no par value (the “Common Stock”) by the selling securityholders listed in the Registration Statement (the “Selling Securityholders”), 5,074,560 warrants to purchase shares of the Company’s Common Stock (the “Warrants”) by the Selling Securityholders, and 5,074,560 shares of the Company’s Common Stock, issuable upon exercise of the Warrants pursuant to the terms of a Warrant Indenture (the “Warrant Indenture”) dated April 18, 2016 between the Company and Computershare Trust Company of Canada. Each Warrant may be exercised at a price of CAD$1.50 per share of the Company’s Common Stock to acquire one share of the Company’s Common Stock on or before April 18, 2019.

We have considered such questions of law, examined such statutes, regulations, corporate documents, records and certificates, opinions and instruments and have made such other investigations as we have considered necessary or desirable in connection with the opinion hereinafter set forth.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity and completeness of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed, telecopies, facsimiles or photostatic copies.

We are solicitors qualified to practice law in the Province of British Columbia (the “Province”). We express no opinion as to any laws or any matters governed by any laws other than the laws of the Province and the federal laws of Canada applicable therein and we express no opinion as to any laws, or any matter governed by any laws, of any other jurisdiction. We express no opinion with respect to the provisions of the Personal Information Protection and Electronic Documents Act (Canada) or any other privacy laws of the Provinces. The opinion hereinafter expressed is based on legislation and regulations in effect on the date hereof. We assume no obligation to revise, amend or supplement this opinion should applicable laws of any jurisdiction be amended or changed subsequent to the date hereof by legislative action, judicial decision or otherwise.

In expressing the opinion set forth below, we have assumed that:

(a)	the Company is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	the Company has the corporate power and capacity to execute, deliver and perform its obligations under the Warrant Indenture;

(c)

the Company took, prior to the time of execution and delivery of the Warrant Indenture, all necessary corporate action to authorize the execution and delivery of the Warrant Indenture and the performance of its obligations thereunder; and

(d)

the execution, delivery and performance of the Warrant Indenture does not constitute or result in a violation or breach of, or a default under (A) the Company’s constating, charter or organizational documents (as applicable), or (B) any law, rule, or regulation of the Company’s jurisdiction of incorporation.

We have also assumed that the Warrant Indenture has been duly authorized by all parties thereto (other than the Company), was executed and delivered by all such parties and that all such parties have the necessary legal capacity to enter into the Warrant Indenture, and that the Warrant Indenture is valid and legally binding and enforceable against all such parties.

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions.

In providing the opinion set forth below we have relied on the opinion of Holland & Hart LLP dated June 28, 2016 provided to the Company in connection with the Registration Statement.

The opinion expressed herein is subject to the following qualifications and limitations:

1.

The enforceability of the obligations of the parties to the Warrant Indenture and the rights and remedies set out therein and any judgment arising out of or in connection therewith (and the priority of any rights arising thereunder) are subject to and may be limited by the following:

(a)

the validity and enforceability of the provisions in any documentation which purports to sever from such document any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the said document would be determined in the discretion of the court;

(b)

the enforceability of any provision of any documentation exempting a person from a liability or duty otherwise owed by it may be limited by law, and provisions requiring the indemnification or reimbursement are not required to be enforced by a court to the extent that they relate to the failure of such person to have performed such liability or duty;

(c)	a court has statutory and inherent powers to grant relief from forfeiture, to stay execution of proceedings before it and to stay execution on judgments;

(d)

the Warrant Indenture is subject to applicable laws regarding limitations of actions, including the Limitation Act, 2012 (British Columbia) (the “Limitation Act”), and we express no opinion as to whether a court may find a provision of the Warrant Indenture to be unenforceable as an attempt to vary or exclude a limitation period under the Limitation Act;

(e)

the enforceability of the Warrant Indenture may be limited by any applicable bankruptcy, insolvency, winding-up, arrangement, reorganization, moratorium and other laws affecting the enforcement of the rights of creditors generally and to the discretion of the courts in granting equitable remedies, including the remedies of specific performance and injunction;

(f)	the enforcement of any rights against the Company under the Warrant Indenture with respect to indemnity or contribution may be limited by applicable law;

(g)

no opinion is expressed regarding the enforceability of any provisions in the Warrant Indenture to the effect that modifications, amendments or waivers of or with respect to the Warrant Indenture that is not in writing will be ineffective;

(h)	the enforceability of a waiver of the right to a jury trial in a civil action is subject to the discretion of a judge not to strike a jury notice;

(i)	any provision in the Warrant Indenture purporting to restrict, or which has the effect of restricting, access to a court may not be enforceable;

(j)

a judgment of a court in British Columbia will be given only in Canadian currency and, pursuant to the Foreign Money Claims Act (B.C.), where the court considers that the person in whose favour the order will be made will be most truly and exactly compensated if all or part of the money payable under the order is measured in a currency other than the currency of Canada, the court must order that the money payable under an order will be that amount of Canadian currency that is necessary to purchase the equivalent amount of a foreign currency at a chartered bank located in British Columbia at the close of business on the conversion date, being the last day, before the day on which a payment under the order is made by the judgment debtor to the judgment creditor that said chartered bank quotes a Canadian dollar equivalent to the other currency;

(k)

the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid;

(l)

no opinion is expressed regarding the enforceability of any provision of the Warrant Indenture which is intended for the benefit of a person who is, or persons who are, not parties to such agreement, as to the ability of any non-party to enforce any provisions of the Warrant Indenture; and

(m)

a court may not enforce any provision in the Warrant Indenture that states that the relationship between the parties thereto is not of a fiduciary nature or that excludes fiduciary duties between the parties.

Based on and subject to the foregoing, it is our opinion that at the date hereof the Warrant Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

* * * * *

This opinion is provided in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours truly,

/s/ Blake, Cassels & Graydon LLP